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EXHIBIT 3.1

FILED                                           FILING FEE: $175.00
IN THE OFFICE OF THE                            BY: CHARLES W. ANSHEN
SECRETARY OF STATE OF THE                           139 SOUTH BEVERLY DRIVE
STATE OF NEVADA                                     BEVERLY HILLS, CALIFORNIA
                                                       90212
AUG 13 1981

                            ARTICLES OF INCORPORATION
                                       OF
                           PORT STAR INDUSTRIES, INC.

         We, the undersigned, being persons of the age of 21 years or more, do hereby voluntarily associate ourselves into a business corporation under the laws of the State of Nevada and to that end do hereby set forth:

                                    ARTICLE I

                         The name of the corporation is:
                           PORT STAR INDUSTRIES, INC.

                                   ARTICLE II

          The period of duration of the corporation shall be perpetual.

                                   ARTICLE III

                           The purposes for which the
                          corporation is organized are:

         (a) To buy, sell, hold and develop real estate and to do all things, to engage in all businesses and to deal with all kinds of property, as permitted to a general business corporation.


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         (b)      To conduct and carry on any other business or manufacture
                  which may be capable of being profitably conducted in connection with the business of the corporation and to conduct and carry on any business that is adapted directly or indirectly to add to the value of the property of the corporation or the profits to be derived from its authorized business.

                                   ARTICLE IV

           The corporation shall have authority to issue 50,000,000 shares of common stock having a par value of one cent ($.0l) per share.

                                    ARTICLE V

           The shareholders of the corporation shall have no preemptive right to acquire additional or treasury shares of the corporation.

                                       -2-


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                                   ARTICLE VI

The address of the initial registered office of the corporation in Nevada is Suit #880, 101 Convention Center Drive. Las Vegas. Nevada, 89101, and the name of the initial registered agent at much address is Richard Candelaria.

                                   ARTICLE VII

           The number of directors constituting the initial board of directors shall be three; and the names and addresses of the persons who are to serve as directors until the first meeting of the shareholders: or until their successors be elected and qualify; are:

      CHARLES W. ANSHEN, ESQ.                   139 S. Beverly Drive, #312
                                                Beverly Hills,
                                                California

      MARK KALISOSI, ESQ.                       139 S. Beverly Drive, #312
                                                Beverly Hills,
                                                California

      JANELLE D. SMITH                          139 S. Beverly Drive, #312
                                                Beverly Hills,
                                                California


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                                  ARTICLE VIII

                The names and addresses of the incorporators are:

      CHARLES W. ANSHEN, ESQ.                   139 S. Beverly Drive, #312
                                                Beverly Hills,
                                                California

      MARK KALISOSI, ESQ.                       139 S. Beverly Drive, #312
                                                Beverly Hills,
                                                California

      JANELLE D. SMITH                          139 S. Beverly Drive, #312
                                                Beverly Hills, California

                                       -3-


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IN TESTIMONY WHEREOF, we have hereunto set out hands and seals, this the 24 day of July, 1981.

                                       ---------------------------------
                                       CHARLES W. ANSHEN, ESQ.

                                       ---------------------------------
                                       MARK KALISCH, ESQ.

                                       --------------------------------
                                       JANELLE D. SMITH

State of California
County of Los Angeles

On July 22, 1981, before me, the undersigned, a Notary Public in and for the State, personally appeared, CHARLES W. ANSHEN, MARK KALISCH, AND JANELLE D. SMITH known to me to be the persons whose names are subscribed as indicated within this instrument and who acknowledged to me that they executed same. Witness my hand and office seal.

                                  ----------------------------------------------
                                  NOTARY PUBLIC in and for said County and State